CONSULTING AGREEMENT
This Consulting Agreement (the "Agreement") is made and entered into on the 27th day of August, 2012 by and between PARKWAY PROPERTIES, INC., a Maryland corporation with offices at 390 North Orange Ave., Suite 2400, Orlando, FL 32801 (the "Company") and JAMES M. INGRAM, residing at 274 Dover Lane, Madison, MS 39110 (the "Executive").
RECITALS:
WHEREAS, Executive and the Company have previously entered into a Change in Control Agreement as amended and restated January 1, 2008 (the "CIC Agreement");
WHEREAS, Executive and the Company wish to set forth their respective rights and obligations arising from Executive's separation from the Company; and
WHEREAS, the Company wishes to obtain from Executive assistance in the transition period following Executive's separation from the Company and Executive is willing provide such transition services as a consultant upon the terms and conditions set forth in this Consulting Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
1.            Employment Separation.
(a)            Executive acknowledges and agrees that Executive has resigned from any and all officerships, directorships, committee memberships and all other elected or appointed positions, of any nature, that the Executive holds with the Company or any of its subsidiaries or affiliated companies, is effective as of August 28, 2012 at 5:00 p.m. ("Separation Date").  The Parties acknowledge and agree that the Separation Date is less than six months after a Change in Control Date (as defined in the CIC Agreement), and the Company in addition to the fees set forth herein under Paragraph 3,  shall pay to the Executive all  amounts set forth in Section 5, Executive's Right to Leave Employment, of the CIC Agreement.  Specifically, the Company shall pay the Executive the amount of nineteen thousand seven hundred eighteen dollars ($19,718)  under Section 5(a) of the CIC Agreement, and the amount of  five hundred thirty-nine thousand six hundred and one dollars ($539,601) under Section 5(b) of the CIC Agreement.  Such payments shall be made in accordance with Section 5 of the CIC Agreement, and Executive shall have no further rights under the CIC Agreement other than the right to receive such payments.  Executive acknowledges and agrees that he forfeits all of his outstanding equity incentive awards under the Company's 2010 Omnibus Equity Incentive Plan, as amended, as of the Separation Date.
(b)            Except as expressly provided for in this Agreement, from and after the Separation Date Executive shall not be entitled to any further compensation or monies from the Company or to receive any benefits or to participate in any benefit plan or program of the Company.  Executive acknowledges that, as of the date of this Agreement, with the exception of the benefits and payments provided for in this Agreement (including without limitation those set forth above under the CIC Agreement),  Executive has received all wages, benefits and payments of any kind to which Executive may be entitled.

(c)            The Company understands and agrees that this Agreement shall not in any way compromise any right Executive may have to group health continuation coverage under Sections 601 et seq. of ERISA ("COBRA") nor shall this Agreement  in any way compromise any right to vested benefits accumulated under the Company's 401(k) Plan subject to the terms of the plan(s).
2.            Consulting Services.  Executive will provide consulting services to the Company as may be reasonably requested from time to time by the Company's Chief Executive Officer  or Board of Directors ("Consulting Services"). The Company hereby agrees to engage Executive, and Executive hereby accepts such engagement to provide the Consulting Services, for the period beginning on the Separation Date and continuing for a period ending on December 31, 2012 ("Consulting Period").  The Company and Executive do hereby acknowledge that the relationship between the Company and Executive during the Consulting Period shall be that of an independent contractor and that Executive shall not be treated as an employee for any purpose during that period.  The Executive's work schedule and location to perform such duties shall be established by mutual agreement of the parties.
3.            Consulting Compensation.  In consideration of the performance of the Consulting Services hereunder, Executive will receive the following:
(a)            From and after the Separation Date, the Company shall pay Executive four consecutive equal monthly payments of $184,250 commencing on September 21, 2012 and ending on December 21, 2012.  Each payment shall become fully vested as of the scheduled date of  payment, and is not subject to return or refund to the Company or otherwise after said vesting date.  Specifically, the first payment of $184,250 will be paid and fully vest on September 21, 2012; the second payment of $184,250 will be paid and fully vest on October 21, 2012; the third payment of $184,250 will be paid and fully vest on November 21, 2012; and the fourth payment of $184,250 will be paid and fully vest on December 21, 2012.
(b)            A commission in the amount of $100,000 upon the closing of the Company's sale of City Centre in Jackson, Mississippi; provided that such closing has occurred within nine months after the Separation Date.
If Executive fails to perform and provide any reasonably requested Consulting Services during the Consulting Period, Executive shall be given written notice by the Company within 10 days after such failure, and then given 10 days after such notice to correct the failure.  If, after notice and opportunity to correct, Executive persists in the failure he will not be entitled to any compensation provided in clauses (a) and (b) above that has not become fully vested.

4.            Executive's Complete Release.
(a)            For and in consideration of the promises and other valuable consideration paid to Executive pursuant to this Agreement, the Executive, for himself and his heirs, successors and assigns does hereby forever discharge and release the Company, and its parent, subsidiary and affiliated companies, and its and their agents, officers, shareholders, directors, employees, successors and assigns, and each and all of the foregoing (referred to in this Agreement as "Releasees") individually and collectively, from any and all claims, charges, demands, causes of action, damages, complaints, expenses and compensation which the Executive now has or may in the future have, or which any person or entity may have on his behalf, on account of or arising out of any matter or thing which has happened, developed or occurred prior to the Executive's signing this Agreement, including, without limitation, all claims, charges, demands, causes of action, damages, complaints, expenses and compensation arising from the Executive's employment with the Company, the Executive's separation of employment with the Company, the Executive's other relationships and dealings with the Company and other Releasees, and the Executive's separation from such other relationships or dealings.  The Executive hereby waives any and all such claims, charges, causes of action, demands, damages, complaints, expenses and compensation of any type or description that he has or might have against the Company and/or any of the other Releasees.  This release, discharge and waiver includes, but is not limited to, any claims, charges, demands, causes of action, damages, complaints, expenses and compensation (collectively called "claims") arising out of or under the following:
(i)            The Federal Age Discrimination in Employment Act of 1967, as amended, which, among other things, prohibits discrimination in employment on account of a person's age.
(ii)            The Federal Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination in employment on account of a person's race, color, religion, sex, or national origin.
(iii)            42 U.S.C. §1981, as amended, which, among other things, prohibits certain race discrimination.
(iv)            The Federal Equal Pay Act of 1963, as amended, which, among other things, prohibits, under certain circumstances, discrimination in pay on the basis of sex.
(v)            The Federal Employee Retirement Income Security Act of 1974, as amended, which, among other things, regulates pension and welfare plans and, which, among other things, prohibits interference with individual rights protected under the statute.
(vi)            The Americans With Disabilities Act, as amended, which, among other things, prohibits discrimination relating to employment on account of a person's handicap or disability.

(vii)            The Executive Order 11246 (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of race and sex.
(viii)            The Vietnam-Era Veterans' Readjustment Assistance Act of 1974, as amended (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of their status as a veteran or a disabled veteran.
(ix)            The Rehabilitation Act of 1973, as amended (applicable to Federal Government contractors and subcontractors), which, among other things, requires affirmative action for and prohibits discrimination against individuals by reason of handicap or disability.
(x)            The Immigration and Nationality Act, as amended, which, among other things, prohibits discrimination against employees because of citizenship.
(xi)            The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, which, among other things, prohibits discrimination on account of a person's service in the uniformed services of the United States or any state.
(xii)            The National Labor Relations Act, as amended, which, among other things, prohibits discrimination against an employee for engaging in concerted activities.
(xiii)            The Worker Adjustment Retraining and Notification Act, which, among other things, requires notice to employees prior to plant closings and mass layoffs, as defined in the law.
(xiv)            Section 806 of the Sarbanes-Oxley Act of 2002, as amended, which, among other things, prohibits, under certain circumstances, discrimination against an employee for participating or assisting in an investigation or proceeding regarding violations of Federal fraud laws or Securities and Exchange Commission rules and regulations.
(xv)            The Family and Medical Leave Act of 1993, as amended, which, among other things, affords employees the right under certain circumstances to take a leave from work and prohibits discrimination against employees for taking such leave.
(xvi)            The Genetic Information Nondiscrimination Act of 2008, which, among other things, prohibits discrimination in employment based on genetic information.
(xvii)            Section 23-15-871 of the Mississippi Code, as amended, which, among other things, prohibits an employer from requiring an individual to vote for a certain candidate in any election campaign.

(xviii)            Section 45-9-55 of the Mississippi Code, as amended, which, among other things, prohibits, under certain circumstances, an employer from prohibiting the transportation or storage of firearms on the employer's property.
(xix)            Sections 71-7-1 et seq. of the Mississippi code, as amended, which, among things, establish certain procedures regarding the use of drug and alcohol testing in employment.
(xx)            Section 71-7-33 of the Mississippi Code, as amended, which, among other things, prohibits, under certain circumstances, an employer from requiring as a condition of employment that an individual abstain from smoking or using tobacco products during non-working hours.
(xxi)            Any Federal, State or local law or rule, regulation, executive order or guideline, including, but not limited to, those laws specifically described above.
(xxii)            All constitutional violations, defamation, wrongful discharge, attorney fees, costs, breach of contract, breach of implied contract, negligence of any kind, including, but not limited to, negligent performance of contractual obligations, breach of the covenant of good faith and fair dealing, tortious interference with business and/or contractual relationship (or prospective relationship), violation of the penal statutes, retaliatory discharge, whistle-blower's claims, estoppel of any kind, loss of consortium, exemplary damages, negligent and/or intentional infliction of mental or emotional distress, discrimination, harassment and/or retaliation or wrongful action which has been or could have been alleged under the common law, any civil rights or equal opportunity employment law, or any other statute, regulation, ordinance or rule.
(xxiii)            Except as provided in Section 1(a) of this Agreement , any oral or written contract of employment with the Company, and/or other Releasees, express or implied, or any oral or written agreement, express or implied, purporting to establish terms and conditions of employment or addressing termination of employment.
(b)            The Executive specifically understands and agrees that the separation of him from his employment does not violate or disregard any oral or written promise or agreement, of any nature whatsoever, express or implied.  If any contract or agreement of employment exists concerning the employment of the Executive by the Company and/or other Releasees, or the terms and conditions of such employment or the termination of such employment, whether oral or written, express or implied, that contract or agreement is hereby terminated and is null and void; provided that nothing herein shall terminate or invalidate the Company's obligations under Section 1(a) of this Agreement or that certain Indemnification Agreement which the parties entered into as of March 27, 2000,, or the Executive's rights under any directors and officers liability insurance policy maintained by the Company for the benefit of its former officers.
(c)            This Complete Release includes, but is not limited to, a waiver, discharge and release by the Executive of the Company and other Releasees from any damages or relief of whatever nature or description, including, but not limited to, compensatory and punitive damages and equitable forms of relief, as well as any claim for attorneys fees or costs, which may arise from any of the claims waived, discharged or released.

(d)            The Executive agrees that this Complete Release may be enforced in any court, federal, state or local, and before any administrative agency or body, federal, state or local.
(e)            Except as otherwise provided in this Section 4, the Executive agrees not to commence or continue any action or proceeding in any court, federal, State or local, concerning the Executive's employment with the Company or other Releasees or the Executive's separation from such employment or any other matters included in the Complete Release or any claim waived and released such employment or any other matters included in the Complete Release.
(f)            The Executive also agrees, except as otherwise provided in this Section 4, that if a claim or anything else included in the Complete Release should be prosecuted in his name before any court or administrative agency, he waives and agrees not to take any award of money or other damages and will immediately request in writing that the claim or matter on his behalf be withdrawn.  Nothing contained in this Agreement prohibits the Executive from seeking a determination by a court of competent jurisdiction that this Complete Release is, in whole or in part, invalid under applicable law.  To the extent of such determination, the Executive may assert claims or other matters included in the Complete Release, subject to final determination on appeal.
(g)            The Executive agrees that if he is found in breach of the terms of this Agreement by a final, non-appealable decision of a court of competent jurisdiction,  in addition to any other remedy that the Company may have in law or in equity, the Executive, if the Company so elects, shall be liable to the Company for any and all sums of money paid to the Executive under Section 3 of this Agreement, and from that date forward, if it so elects, the Company shall have no further obligation under Section 3, except as may be required by law.  The Executive agrees that if he violates any of the terms of this Agreement, the Company may pursue whatever rights it has under this Agreement, whether in law or in equity, without affecting the validity and enforceability of this Complete Release.
(h)            The Executive further agrees that he has not sustained any disabling personal injury and/or occupational disease which has resulted in a loss of wage earning capacity during his employment with the Company or other Releasees or due to separation from that employment and that he has no personal injury and/or occupational disease which has been contributed to, or aggravated or accelerated in a significant manner by his employment with the Company or other Releasees and/or separation from that employment.
(i)            The Executive agrees that his separation from employment with the Company and/or other Releasees shall be final, and he shall not apply for, nor is he eligible for, employment with the Company and/or other Releasees at any time in the future.  The Executive represents and warrants that he has no interest in future employment with the Company.

(j)            Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(k)            This Agreement provides the Executive with sums of money which include sums that the Executive is not otherwise entitled to receive.
(l)            It is understood and agreed by the Company that nothing in this Complete Release or otherwise shall operate as a release, waiver or discharge by the Executive of any rights and/or claims Executive may have against the Company, its successors or assigns, to enforce Company's payment or other obligations under this Agreement, and will not in any way prevent or preclude Executive from taking any measures or pursuing any actions, whether in law or in equity, to recover all payments or benefits due him and any other relief to which he may be entitled under this Agreement.
EXECUTIVE HEREBY EXPRESSLY WARRANTS AND REPRESENTS THAT, BEFORE ENTERING INTO THIS AGREEMENT, HE HAS RECEIVED A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER ALL OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, THAT HE HAS FULLY READ, INFORMED HIMSELF OF AND UNDERSTANDS ALL THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF ALL PROVISIONS OF THIS AGREEMENT, AND THAT HE CONSIDERS ALL SUCH PROVISIONS TO BE SATISFACTORY.
EXECUTIVE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT NO PROMISE OR REPRESENTATION OF ANY KIND HAS BEEN MADE, EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT.
EXECUTIVE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT HE ENTERS INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.
5.            No Admission.  The making of this Agreement is not intended, and shall not be construed, as any admission by the Company or Executive or any of the Releasees that they have violated any federal, state, or local law, or have committed any wrong against Executive or any other person or entity.
6.            Non-Disparagement.  The Executive agrees to refrain from making any public statements (or authorizing any statements to be reported as being attributed to the Executive) that are critical, derogatory or which may tend to injure the reputation or business of the Company or any of its directors, officers and representatives.  The Company will not make, and agrees to use its best efforts to cause the officers, directors and representatives of the Company to refrain from making, any public statements (or authorizing any statements to be reported as being attributed to the Company), that are critical, derogatory or which may tend to injure the reputation or business of the Executive.

7.            Covenants as to Confidential Information and Competitive Conduct.
(a)            The Executive hereby acknowledges and agrees as follows: this Section 7 is necessary for the protection of the legitimate business interests of the Company; the restrictions contained in this Section 7 with regard to geographical scope, length of term, and types of restricted activities are reasonable; the Executive has received adequate and valuable consideration for entering into this Agreement; and the Executive's expertise and capabilities are such that his obligations hereunder and the enforcement hereof by injunction or otherwise will not adversely affect the Executive's ability to earn a livelihood.
(b)            The Executive agrees that the Executive will not, directly or indirectly, without the express written approval of the Company, unless directed by applicable legal authority (including any court of competent jurisdiction, governmental agency having supervisory authority over the business of the Company or its subsidiaries, or any legislative or administrative body having supervisory authority over the business of the Company or its subsidiaries) having jurisdiction over the Executive, disclose to or use, or knowingly permit to be so disclosed or used, for the benefit of himself or of any person, corporation, or other entity other than the Company:
(i)            any nonpublic information concerning any financial, accounting or tax matters, customer relationships, competitive status, supplier matters, internal organizational matters, current or future plans, or other business affairs of or relating to the Company, its subsidiaries or affiliated or related parties, or
(ii)            any proprietary management, operational, trade, technical, or other secrets or any other proprietary information or other data of the Company, its subsidiaries or affiliated or related parties, which has not been published and is not generally known outside of the Company.  The Executive acknowledges that all of the foregoing constitutes confidential and proprietary information which is the exclusive property of the Company.
(c)            For a period of two years beginning on the Separation Date (the "Restrictive Period"), the Executive shall not, directly or indirectly, without the prior written consent of the Company's Chief Executive Officer:
(i)            conduct, or render services to any person, firm, corporation, association, or other entity which conducts consulting and advisory work as a tenant representative (1) for any entity in connection with the leasing of space from any property owned or managed by the Company or its affiliates or (2) for any entity that was a tenant in a property owned or managed by the Company or its affiliates on the Separation Date with respect to a lease or other occupancy of space in one of the geographic markets in which such tenant occupied space as of the Separation Date; or

(ii)            solicit or hire or attempt to solicit or hire any employee of the Company or its subsidiaries or affiliated or related parties, or induce or encourage any such employee to terminate their employment with the Company or its affiliated  entities.
In the event the Executive violates any of the provisions contained in this Section 7, the Restrictive Period shall be increased by the period of time from the commencement by the Executive of any violation until such violation has been cured to the satisfaction of the Company.
(d)            The Executive acknowledges and agrees that any breach of this Section 7 will result in immediate and irreparable harm to the Company, and that the Company cannot be reasonably or adequately compensated by damages in an action at law. In the event of any breach of this Section 7 by the Executive, the Company shall be entitled to immediately cease to pay or provide the Executive any compensation or benefit being or to be paid or provided to the Executive pursuant to Section 3 of this Agreement, and also to obtain immediate injunctive relief restraining the Executive from conduct in breach of the covenants contained in this Section 7.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach, including the recovery of damages from the Executive.
It is understood and agreed by the Company that nothing contained in this Section 7 will preclude or prevent the Executive from pursuing or accepting employment after the Separation Date with any individual or entity engaged in the commercial real estate business so long as the Executive complies with the terms of this Agreement in such employment or engagement.
8.            Company Property, Records, Files, and Equipment.  The Executive agrees he will return all records, files, lists, drawings and documents of or relating to the Company and all Company-owned equipment in his possession within ten (10) days after the Separation Date.  The Executive may retain his  iPhone, cell phone number, laptop, contacts database and all personal items stored within the "I" drive and pictures section, but only to the extent that such equipment or  stored information does not contain confidential or proprietary information of the Company.
9.            Executive Cooperation.  Executive shall cooperate fully in connection with any and all existing or future litigations or investigations brought by or against the Company or any of its agents, officers, directors, or employees in which and to the extent Executive's cooperation is necessary.  In the event that Executive is subpoenaed in connection with any litigation or investigation, if legally permissible, Executive will promptly notify the Company and shall give the Company an opportunity to respond to such notice before taking any action or making any decision in connection with such subpoena.  The Company will reimburse Executive for reasonable out-of-pocket expenses incurred as a result of such cooperation.  The Company hereby reaffirms its obligations under the Indemnification Agreement dated March 27, 2000 between the Company and the Executive, as well as the obligations of the Company with respect to indemnification and advancement of expenses as set forth in the charter and bylaws of the Company as in effect on the date of this Agreement.

10.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi applicable to contracts executed in and to be performed in that State without regard to its conflicts of laws provisions.
11.            Opportunity to Review.  Executive acknowledges and warrants that (a) Executive has had a reasonable period of time not less than 21 days, to consider the terms and provisions of this Agreement; (b) Executive has been advised by the Company in this writing to consult, and has had adequate opportunity to consult with, an attorney of Executive's choosing prior to executing this Agreement; (c) Executive has carefully read this Agreement in its entirety, has had an opportunity to have its provisions explained to Executive by an attorney of Executive's choosing, and fully understands the significance of all of its terms and provisions; and (d) Executive is signing this Agreement voluntarily and of Executive's own free will and assents to all of the terms and conditions contained herein.
12.            Effective Date and Right to Revoke.  Executive has been given 21 days from the date of receipt to consider the terms and conditions of this Agreement.  Executive may accept this Agreement by signing it after the Separation Date and returning an original Agreement to the Company any time during this 21-day period.  Executive agrees that any changes to the Agreement from the time it was offered to Executive, whether material or immaterial, do not restart the running of the 21-day period.  After signing this Agreement, Executive shall have seven days to revoke it by indicating Executive's desire to do so in a writing received by the Company in accordance with this Section 12 of this Agreement no later than 5:00 p.m. Eastern Time on the seventh day following the date Executive signs this Agreement ("Revocation Period").  The effective date of this Agreement shall be the eighth day following Executive's signing of this Agreement provided Executive does not revoke it during the Revocation Period.  If Executive does not accept this Agreement as set forth above, or revokes this Agreement during the Revocation Period, this Agreement (including any obligations of the Company to provide the consideration referred to above) shall be deemed null and void.
13.            Waiver.  The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by a party hereto.
14.            Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive.
15.            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
16.            Notices.  Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and personally delivered or when sent by first-class, certified, or registered mail, postage prepaid, return receipt requested:
(a)            in the case of the Executive, to his principal residence address, and
(b)            in the case of the Company, to the address of its principal place of business as set forth above, to the attention of the Chief Executive Officer.

17.            Entire Agreement.  This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes any obligations of the Company and the other Releasees under any previous agreements or arrangements, except as otherwise provided in this Agreement.  The provisions of this Agreement may not be amended, modified, repealed, waived, extended, or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension, or discharge is sought.  This Agreement may be executed in one or more counterparts (including by facsimile signature), all of which shall be considered one and the same instrument, and shall be fully executed when one or more counterparts have been signed by and delivered to each party.
18.            Section 409A.  The Executive represents that he has conferred with counsel and has been advised, and believes in good faith, that the six (6) month delay required for "specified employees" pursuant to section 409A of the Internal Revenue Code of 1986, as amended, does not apply to the benefits provided hereunder because such payments do not constitute "deferred compensation" within the meaning of section 409A.  Executive acknowledges and agrees that he shall be solely responsible for any additional taxes, penalty or interest that may be imposed by section 409A of the Code on any such payments and or benefits if any such tax, penalty or interest is imposed by the Internal Revenue Service.
19.            Headings.  The descriptive headings used herein are used for convenience of reference only and shall not constitute a part of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Executive and the Company, by its duly authorized representative, have signed this Agreement as of the date set forth above.
WITNESS:                                                                                                                                                                            THE EXECUTIVE:
_______________________________                                                                                    ________________________________________
                                James M. Ingram
                               THE COMPANY:
ATTEST:                                                                                                                                                                                 PARKWAY PROPERTIES, INC.
_______________________________                                                                                    By: _____________________________________
                                      James R. Heistand, Chief Executive Officer

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